Exhibit 10.2

AMENDMENT NUMBER ONE TO AGREEMENT

This is the first amendment (“Amendment No. 1”) to the AMENDED AND RESTATED PATENT LICENSE AGREEMENT (the “License Agreement”), between The Board of Regents of The University of Texas System (“Board”) on behalf of The University of Texas Health Science Center at Houston (“UTHSC-H”) and PLx Pharma Inc., a Texas corporation with its principal place of business at 8285 El Rio, Suite 130, Houston, Texas 77054 (“PLx”), with an Effective Date of December 11, 2009. Board, UTHSC-H, and PLx may individually be referred to as Party or collectively as the Parties. All capitalized or bolded terms used in this Amendment and not otherwise defined herein shall have the meanings assigned to those terms in the License Agreement.

WHEREAS, the parties entered into a the License Agreement; and, The parties hereby desire to amend the License Agreement;

Now, therefore, the parties do hereby agree as follows:

Section 5.1(c) shall be amended and restated in its entirety as follows:

c.	A minimum annual royalty due on each anniversary of the Effective Date and continuing for the term of this Agreement as follows:

i)	[*] due and payable on beginning on January 8, 2011 of this Agreement and on each anniversary of the Effective Date prior to an FDA approval for Sale of a Licensed Product; and

ii)	[*] due and payable on each anniversary of the Effective Date after receipt of an FDA approval for Sale of a Licensed Product and each subsequent anniversary of the Effective Date thereafter.

If the running royalties paid under 5.1(b) during a given year are less than the amounts specified in this Section 5.l(c) for such year, then PLx shall pay an amount equal to the difference between the amount paid under 5.l(b) and the corresponding minimum annual royalty for that year as specified in this Section 5.1(c) with the final quarterly report of that year, or December 15th of such year if no report is due.

Except as expressly provided in this Amendment No. 1, all other terms, conditions and provisions of the Patent License Agreement shall continue in full force and effect as provided therein.

(Signature Page Follows)

Amendment No. 1 to Patent License Agreement

The University of Texas System and PLx Pharma, Inc.

Note: Confidential portions omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

On Behalf of the Board of Regents of The
University of Texas System	PLX PHARMA INC.

By: /s/ T. Kevin Dillon	By: /s/ Ronald R. Zimmerman
T. Kevin Dillon	Ronald R. Zimmerman
Senior Executive Vice President, Chief Operating and Financial Officer	President and Chief Executive Officer
University of Texas Health Science Center at Houston

Date: 4/14/11	Date: 4/15/11

Approved as to Content:

By: /s/ Peter J. Davies
Peter J. Davies, M.D., Ph.D.
Provost & Executive Vice President of Research
The University of Texas Health Science Center at Houston

Date: 3/29/11

Read and Understood:

By: /s/ Lenard M. Lichtenberger, Ph.D.
Lenard M. Lichtenberger, Ph.D.
Inventor

Date: 4/15/11

Amendment No. 1 to Patent License Agreement
The University of Texas System and PLx Pharma, Inc.